SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: August 30, 1999
                                          ---------------


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
         ------                     -------               ----------
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

Item 5. Other
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GE Capital Warrant Amendment
----------------------------
On August 30, 1999 we entered into the second amendment to the original GE Capital warrant, dated December 24, 1997, and amended the $10,000,000 promissory note and a new warrant, dated May 17, 1999. The second amendment changes the date a registration statement must become effective with respect to the offering of 1,766,245 of the shares of our common stock owned by GE Capital, from the period ending December 31, 1999, to the period beginning on December 20, 1999 and ending on April 30, 2000. The effect of such offering will be to substantially reduce the number of shares of our common stock GE Capital can acquire by canceling the original warrant and replacing it with the new warrant.

The Second Amendment also provides that we may arrange for a resale of our common stock owned by GE Capital in connection with a private placement in addition to a registered offering. GE Capital has also agreed not to sell any shares of our common stock for 90 days after the closing of a sale of the stock it owns under such private placement.

The Second Amendment also amended the following material terms of the $10,000,000 note: (i) the maturity date is extended to October 15, 2000, unless we receive $30,000,000 or more in net proceeds from a private placement in calendar year 1999, in which case the maturity date will be July 1, 2000; (ii) if we receive $20,000,000 or more in net proceeds from a private offering, $5,000,000 in principal amount, together with all accrued interest thereon, will be pre-paid by us with the proceeds of this offering; and (iii) the interest rate will remain at 12% per annum until April 30, 2000. Should the note remain unpaid as of May 1, 2000, the interest rate will increase periodically until the note has been paid down in full. In addition, GE Capital will not sell any of our common stock from August 30, 1999 until the earlier of 90 days from the final closing of a private placement occurring in calendar year 1999 or December 20, 1999.

GE Capital has also agreed to waive their incidental registration rights with respect to the common stock that will be registered under an offering of our common stock in connection with a private placement during calendar year 1999.

Private Placement
-----------------
On September 3, 1999, we closed on a private placement of 2,441,086 shares of common stock representing $25,631,404 in gross proceeds. The funds were primarily purchased by institutions, which were solicited during a nationwide road show. The securities purchased have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Although the securities purchased have not yet been registered, the shares are subject to certain registration rights.





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (a)  n/a

     (b)  n/a

     (c)  The following  documents  are filed  herewith as exhibits to this Form
          8-K:

            10.1 Second Amendment Agreement dated August 30, 1999.

            20.1 Press Release of the Registrant dated August 31, 1999

            20.2 Press Release of the Registrant dated September 7, 1999.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MARKETING SERVICES GROUP, INC.

Date: September 7, 1999                       By: /s/ Cindy H. Hill
      -----------------                           -----------------
                                                  Title: Chief Fiancial Officer